==============================================================================
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934 (Amendment No.     )

                                ---------------

[x]    Filed by the Registrant
[_]    Filed by a Party other than the Registrant

Check the Appropriate Box:
[_]    Preliminary Proxy Statement      [_]  Confidential.  For use of the Commission
[x]    Definitive Proxy Statement            Only (as permitted by Rule 14a-b (e)(2))
[_]    Definitive Additional Materials
[_]    Soliciting Material Pursuant to
       Rule 14a-11(c) or Rule 14a-12

                             BRAZIL FAST FOOD CORP.
                (Name of Registrant as Specified in Its Charter)

                          ___________________________
       (Name of Person filing Proxy Statement, if other than Registrant)
                                 ------------

Payment of Filing Fee (check the appropriate box):
[x]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          ------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          ------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          ------------------------------------------------------------------

     5)   Total fee paid:

          ------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
                                 _________________________________________

     2)   Form, Schedule or Registration Statement No.:
                                                       ___________________

     3)   Filing Party:
                       ___________________________________________________

     4)   Date Filed:
                     _____________________________________________________

                        Copies of all communications to:

                               IRA ROXLAND, Esq.
               Cooperman, Levitt, Winikoff, Lester & Newman, P.C.
                                800 Third Avenue
                           New York, New York  10022
                                 (212) 688-7000
================================================================================

                            BRAZIL FAST FOOD CORP.

LOGO                           PRAIA DO FLAMENGO
c10                             200-22O. ANDAR
                                 CEP 22210-030
                            RIO DE JANEIRO, BRAZIL

                               ----------------

                                   NOTICE OF
                        ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 29, 1998

                               ----------------

To the Stockholders of
 Brazil Fast Food Corp.:

  Notice is Hereby Given that the Annual Meeting of Stockholders (the "Special Meeting") of Brazil Fast Food Corp., a Delaware corporation (the "Company"), will be held at the Rio Atlantica Hotel (Buzios Salon-Floor C), Avenida Atlantica, 2964, Copacabana, Rio de Janeiro, Brazil, on Friday, May 29, 1998 at the hour of 10:00 A.M., for the following purposes:

    1. To elect six directors of the Company for the ensuing year.

    2. To amend the Company's 1992 Stock Option Plan to increase the number of shares of Common Stock available for grant thereunder from 500,000 to 1,000,000.

    3. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to increase the number of shares of the Company's Common Stock authorized thereunder from 20,000,000 to 40,000,000.

    4. To transact such other business as may properly come before the Meeting.

  Only stockholders of record at the close of business on April 17, 1998 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

                                          Rogerio Carlos Lamim Braz
                                          Secretary

Rio de Janeiro, Brazil
April 20, 1998

 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND PROMPTLY RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. ANY STOCKHOLDER MAY EVOKE HIS PROXY AT ANY TIME BEFORE THE MEETING BY GIVING WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                            BRAZIL FAST FOOD CORP.

                               PRAIA DO FLAMENGO
                                200-22O. ANDAR
                                 CEP 22210-030
                            RIO DE JANEIRO, BRAZIL

                               ----------------

                                PROXY STATEMENT

                               ----------------

  This Proxy Statement is being mailed on or about April 20, 1998 to all stockholders of record at the close of business on April 17, 1998 (the "Record Date") in connection with the solicitation by the Board of Directors (the "Board") of Brazil Fast Food Corp. (the "Company") of Proxies for the Annual Meeting of Stockholders (the "Meeting") to be held on May 29, 1998. Proxies will be solicited by mail, and all expenses of preparing and soliciting such Proxies will be paid by the Company. All Proxies duly executed and received by the persons designated as proxy therein will be voted on all matters presented at the Meeting in accordance with the specifications given therein by the person executing such Proxy or, in the absence of specified instructions, will be voted for the named nominees to the Board and in favor of the proposals to amend the Company's 1992 Stock Option Plan and to increase the Company's authorized shares of Common Stock. The Board does not know of any other matter that may be brought before the Meeting but, in the event that any other matter should come before the Meeting or any nominee should not be available for election, the persons named as proxy will have authority to vote all Proxies not marked to the contrary in their discretion as they deem advisable. Any stockholder may revoke his Proxy at any time before the Meeting by written notice to such effect received by the Company at the address set forth above.
Attn: Corporate Secretary, by delivery of a subsequently dated Proxy or by attending the Meeting and voting in person.

  The total number of shares of the Company's Common Stock outstanding as of the Record Date was 12,304,484. The Common Stock is the only class of securities of the Company entitled to vote, each share being entitled to one non-cumulative vote. Only stockholders of record as of the close of business on the Record Date will be entitled to vote. A majority of the shares of Common Stock outstanding and entitled to vote, or 6,152,243 shares, must be present at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Abstentions and broker nonvotes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Assuming the presence of a quorum, a vote of a majority of the shares of Common Stock present and voting, in person or by proxy, at the Meeting is required to pass upon each of the matters presented, except that the proposal to amend the Company's Certificate of Incorporation requires the affirmative vote of holders of a majority of all outstanding shares of Common Stock entitled to vote at the Meeting.

  Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Meeting, whereas broker nonvotes will not be counted for purposes of determining whether a proposal has been approved. "Broker nonvotes" are proxies received from brokers who, in the absence of specific voting instructions from beneficial owners of shares held in brokerage name, have declined to vote such shares in those instances where discretionary voting by brokers is permitted.

  A list of stockholders entitled to vote at the meeting will be available at the Company's offices, Praia do Flamengo, 200-22o. Andar, CEP 22210-030, Rio de Janeiro, Brazil, for a period of ten days prior to the Meeting and at the Meeting itself for examination by any stockholder.

                             ELECTION OF DIRECTORS

  Six directors are to be elected at the Meeting to serve for a term of one year or until their respective successors are elected and qualified.

INFORMATION CONCERNING NOMINEES

  The following table sets forth the position and offices presently held with the Company by each nominee, his age and his tenure as a director.

                                            POSITIONS AND OFFICES PRESENTLY      DIRECTOR
              NAME                   AGE         HELD WITH THE COMPANY            SINCE
              ----                   ---    -------------------------------      --------
Omar Carneiro da Cunha...........    51    Chairman of the Board                   1996
                                           Chief Executive Officer and
Peter van Voorst Vader...........    44    Director                                1996
Ian S. Barnett...................    43    Director                                1996
Lawrence Burstein................    55    Director                                1996
Jose Ricardo Bosquet Bomeny......    56    Director                                1996
Carlos Gustavo Perret Simas......    28    Director                                1997

  Omar Carneiro da Cunha is a founding principal of Bond Consultoria Empresarial S/C Ltda., a Brazilian business consultancy ("Bond Consultoria"). He is also an international strategy consultant for AT&T Brazil, having served as its Chief Executive Officer from September 1995 to December 1997. From 1967 until 1994, Mr. Carneiro da Cunha held a variety of positions with Shell Brasil S.A. and its affiliates including serving as President of Shell Brasil S.A. from 1992 until 1994. Mr. Carneiro da Cunha received a B.A. in Economics from the University of Political and Economical Sciences of Rio de Janeiro and a degree in Finance Administration from Fundacao Getulio Vargas.

  Peter J.F. van Voorst Vader has been Chief Executive Officer of the Company since March 1996. Prior thereto and from 1995, he was an independent business consultant. From 1992 until 1995, Mr. van Voorst Vader was a Retail Sales Manager for Shell Nederland Verkoopmaatschapppij B.V., overseeing the operations of 800 gas stations. From 1985 until 1992, Mr. van Voorst Vader held several positions with Shell Brazil including Sales Promotion Manager, Marketing Communications Manager and Retail Development Manager. From 1983 until 1985, he was employed by Shell International Petroleum Company as a Regional Brand and Communications Assistant for Africa, the Middle East, the Far East and South America. From 1980 to 1983, Mr. van Voorst Vader was a Commercial Assistant for Shell Italia. Mr. van Voorst Vader received a B.S. in Hotel Management from both the Hogere Hotel School in The Hague, Holland and Florida International University. Mr. van Voorst Vader also has a Masters Degree in International Business from Florida International University.

  Ian S. Barnett is a founder of Heptagon Investments Limited and has been a director of such concern since February 1992. Between January 1991 and February 1992, Mr. Barnett was a private investor. From September 1986 to January 1991, Mr. Barnett was employed by UBS (Securities) Ltd. (now UBS Ltd.), the investment banking entity of Union Bank of Switzerland in London, where he developed corporate finance activity in the Nordic countries. From June 1979 until August 1985, Mr. Barnett was with the Toronto-Dominion Bank, where he held a number of positions in the Bank's Latin American Division, including business development throughout Latin America. Mr. Barnett is a graduate of Queen's University, Canada, and received an MBA from INSEAD, Fontainebleau, France.

  Lawrence Burstein is and since March 1996 has been President, a director and the principal shareholder of Unity Venture Capital Associates Ltd., a private investment banking firm. He is also President, a director and principal shareholder of Unity First Acquisition Corp., a publicly held "blank check" company presently seeking to effect a Business Combination. Mr. Burstein, who was also President of the Company from its inception until March 1996, is a director of three other public companies, being, respectively, CAS Medical Systems, Inc. engaged in the manufacture and marketing of blood pressure monitors and other medical products principally for the neonatal market, The MNI Group Inc., engaged in the marketing of specially formulated health foods and THQ, Inc., a developer of electronic game cartridges. Mr. Burstein received an LL.B. from Columbia Law School.

  Jose Ricardo Bosquet Bomeny founded BigBurger Ltda. ("BigBurger") in 1975 and was its President until its acquisition by the Company in July 1996. He currently owns another fast food business, which is non-competitive with the business of the Company, as well a six gas stations and two parking lots.

  Carlos Gustavo Perret Simas has been a partner of Banco Icatu S.A. since 1994, being originally responsible for the Research Department of Icatu and currently one of the partners responsible for the Investment Banking Division of Icatu. Between 1991 and 1994, Mr. Simas held a variety of positions of increasing responsibility at Banco Icatu. Prior thereto, he was employed by BNDES, the Brazilian National Development Bank. Mr. Simas holds a degree in Economics from PUC-Rio. Mr. Simas is the designee of AIG Latin America Equity Partners, Ltd. ("AIGLAEP").

  Pursuant to the terms of a Stockholders' Agreement dated as of August 11, 1997 (the "Stockholders' Agreement") among AIGLAEP, the Company and all of its current executive officers and directors and certain of their affiliates (collectively, the "Management Group"), each of such persons have agreed to vote their respective shares of the Company's Common Stock to elect as directors of the Company, respectively, two designees of Shampi Investments A.E.C. (Messrs. Carneiro da Cunha and van Voorst Vader), two designees of Mr. Burstein and certain other former executive officers and directors of the Company (Messrs. Barnett and Burstein), one designee of BigBurger Ltda. (Mr. Bomeny) and one designee of AIGLAEP (Mr. Simas). Under certain circumstances, AIGLAEP may designate additional directors. See "Change of Control Arrangements" and "Security Ownership of Certain Beneficial Owners and Management--Stockholders' Agreement."

  Incumbent directors stand for election at the Company's Annual Meeting of Stockholders and will serve until their successors are duly elected and qualified.

IDENTIFICATION OF EXECUTIVE OFFICERS

  (Excludes executive officers who are also directors).

  NAME                         AGE POSITION          PRINCIPAL OCCUPATION
  ----                         --- --------          --------------------
 Rogerio Carlos Lamim Braz     37  President         President and Chief
                                                     Executive Officer of the
                                                     Company since 1994. From
                                                     1993 to 1994, Mr. Braz was
                                                     the Latin American
                                                     Operations Director for
                                                     Pepsico Foods
                                                     International (Kentucky
                                                     Fried Chicken Division).
                                                     From 1980 until 1993, Mr.
                                                     Braz held a variety of
                                                     positions with Bob's,
                                                     including manager trainee,
                                                     store manager, area
                                                     manager, operations
                                                     general manager,
                                                     franchising national
                                                     manager and human
                                                     resources director. Mr.
                                                     Braz has an agronomy
                                                     engineering degree from
                                                     Don Diniz Agricultural
                                                     University in Portugal.
 Carlos Henrique da Silva Rego 28  Vice President--  Joined the Company as
                                   Finance and Chief Chief Financial Officer in
                                   Financial Officer February 1998. Prior
                                                     thereto and from 1994, he
                                                     was Financial Controller
                                                     of Castrol Brasil Ltda., a
                                                     subsidiary of Burhma
                                                     Castrol Plc. Mr. Rego
                                                     previously held a variety
                                                     of positions with Pepsico
                                                     Inc., including Finance
                                                     Manager for Latin America.
                                                     Mr. Rego holds a B.A. in
                                                     Accounting and an MBA from
                                                     the Universidade Federal
                                                     do Rio de Janeiro.

  Executive officers are elected annually by the Board to hold office until the first meeting of the Board following the next annual meeting of stockholders and until their successors are chosen and qualified.

INFORMATION CONCERNING THE BOARD

  The Board held four meetings during the year ended December 31, 1997. All then incumbent directors attended 100% of such meetings.

  The Compensation Committee of the Board is charged with reviewing and recommending to the Board compensation programs for the Company's executive officers and key employees. The Compensation Committee, which is currently composed of Messrs. Carneiro da Cunha, van Voorst Vader and Bomeny, met on one occasion during 1997, with all of its members in attendance.

  The Audit Committee of the Board is charged with the review of the activities of the Company's independent auditors (including, but not limited to, fees, services and scope of audit). The Audit Committee is presently composed of Messrs. Carneiro da Cunha and van Voorst Vader, the latter serving in an ex officio, non-voting capacity. The Audit Committee met on one occasion during 1997, with all of its members in attendance.

DIRECTORS' COMPENSATION

  Directors receive no cash compensation for attending Board meetings other than reimbursement of reasonable expenses incurred in attending such meetings.

  The Company compensates its directors on an annual basis for their services through grants of options to acquire shares of the Company's Common Stock, exercisable at the prevailing market price of the Company's Common Stock on the respective grant dates, with the next such grants scheduled to be made on the date of the Meeting. See "Executive Compensation."

                     PROPOSED AMENDMENT TO 1992 STOCK PLAN

  The 1992 Stock Option Plan (the "1992 Plan") was amended by the Board of Directors on March 23, 1998 to increase the number of shares of Common Stock available for grant thereunder from 500,000 to 1,000,000, subject to the approval of the Company's stockholders. The Company believes that it has been successful in the past in attracting and retaining qualified employees, officers and directors in part because of its ability to offer such persons options to purchase Common Stock. The Company believes that the increase in the number of shares reserved for issuance pursuant to the 1992 Plan is necessary for the Company to continue to attract and retain qualified employees, officers and directors.

  The 1992 Plan provides for its administration by the Board or by a stock option committee (the "Committee") appointed by the Board. The Board or the Committee, as appropriate, has discretionary authority (subject to certain restrictions) to determine the individuals to whom and the times at which options will be granted and the number of shares subject to such options. The Board or the Committee may interpret the provisions of the 1992 Plan and may prescribe, amend and rescind rules and regulations relating thereto.

  The purchase price of shares of Common Stock subject to an Incentive Stock Option (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")), under the 1992 Plan may not be less than the fair market value of the shares on the date upon which such option is granted. In addition, in the case of an optionee who is also more than a 10% stockholder of the Company, the purchase price of the shares may not be less than 110% of the fair market value of the shares on the date upon which such option is granted. Further, the aggregate fair market value (determined as of the date of the option grant) of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the holder of the option during any calendar year may not exceed $100,000. The option price of non-qualified options granted under the 1992 Plan ("Non-Qualified Options") is determined by the Board or the Committee, as appropriate, in its absolute discretion at the time of grant, but shall in no event be less than the minimum legal consideration required. In addition, option grants at less than fair market value are intended to qualify as performance-based compensation under Section 162(m) of the Code, and shall be exercisable only upon the attainment of pre-established, objective performance goals.

  The 1992 Plan is open to participation by employees, including officers of the Company or of any subsidiary of the Company, as well as by non-employee directors of, or consultants to the Company or any subsidiary of the Company. At the Record Date, there were approximately seven Company employees (including three executive officers) as well as five non-employee Company directors eligible to participate in the 1992 Plan.

  Assuming approval of the proposed amendment to the 1992 Plan and after giving effect thereto, there would be 1,000,000 shares of Common Stock available for issuance under the 1992 Plan, of which, as of the Record Date, 465,000 shares would be reserved for then issued and outstanding options.

BOARD RECOMMENDATION

  The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present and voting in person or by proxy at the Meeting is required for approval of this proposal. The Board recommends a vote FOR such proposal.

                PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION
                     TO INCREASE AUTHORIZED CAPITALIZATION

  The Board has approved an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock which the Company shall be authorized to issue from 20,000,000 to 40,000,000. The Board believes such action to be in the best interest of the Company so as to make additional shares available for future employee benefit programs, possible acquisitions and financings and other corporate purposes. The additional shares of Common Stock may be issued from time to time as the Board may determine without further action by the Company's Stockholders. With the exception of issuances of Common Stock upon future exercises of options granted pursuant to the Company's stock option plan, as well as upon future exercises of other outstanding options and common stock purchase warrants, no issuances of any additional shares of Common Stock authorized by the proposed amendment is presently contemplated. The Company does not currently have any agreements, arrangements or understandings with respect to any acquisition, financing, stock split or dividend.

  Stockholders do not currently possess, nor upon the adoption of the proposed amendment will acquire, preemptive rights which would entitle such persons, as a matter of right, to subscribe for the purchase of any securities of the Company.

  A broker who holds shares in street name will not be entitled to vote on the amendment to the Company's Certificate of Incorporation without instructions from the beneficial owner. This inability to vote is referred to as a broker nonvote. Abstentions and broker nonvotes will be counted for purposes of determining the existence of a quorum at the Meeting. However, since this proposal requires the affirmative vote of at least a majority of the shares of Common Stock outstanding as of the Record Date, abstentions and broker nonvotes will have the effect of a negative vote with respect to such proposal, but not as to the other proposals to be considered at the Meeting. Stockholders are urged to mark the boxes on the proxy card to indicate how their shares will be voted.

BOARD RECOMMENDATION

  The affirmative vote of the holders of a majority of the shares of Common Stock of the Company is required for approval of this proposal. The Board unanimously recommends a vote FOR this proposal.

                            EXECUTIVE COMPENSATION

  Set forth below is the aggregate compensation for services rendered in all capacities to the Company during the years ended December 31, 1997, 1996 and 1995 by its Chief Executive Officer and each of its two most highly compensated executive officers whose compensation exceeded $100,000 during the year ended December 31, 1997:

SUMMARY COMPENSATION TABLE

                                                                   LONG TERM COMPENSATION
                                                               --------------------------------
                                     ANNUAL COMPENSATION              AWARDS           PAYOUTS
                                ------------------------------ --------------------   ---------
                                                     OTHER     RESTRICTED             LONG TERM     ALL
       NAME AND          FISCAL                      ANNUAL      STOCK    NUMBER OF   INCENTIVE    OTHER
  PRINCIPAL POSITION      YEAR   SALARY   BONUS   COMPENSATION   AWARDS    OPTIONS     PAYOUTS  COMPENSATION
-----------------------  ------ -------- -------- ------------ ---------- ---------   --------- ------------
Peter van Voorst Vader    1997  $120,000 $            --          --       150,000(2)    --       $   --
Chief Executive Officer   1996  $114,750 $            --          --           --        --       $   --
                          1995  $    --  $            --          --           --        --       $   --
Rogerio Carlos            1997  $198,000 $            --          --       120,000(2)    --       $   --
 Lamin Braz               1996  $140,466 $            --          --           --        --       $   --
President                 1995  $    --  $            --          --           --        --       $   --
Marcos Bastos Rocha(1)    1997  $134,400 $            --          --        35,000(2)    --       $   --
Vice President            1996  $ 90,553 $            --          --           --        --       $20,000
                          1995  $    --  $            --          --           --        --       $   --

--------
(1) Ceased to be employed by the Company in January 1998.
(2) See "--Option Grants in Last Fiscal Year" and "Report on Option
    Repricing."

                       OPTION GRANTS IN LAST FISCAL YEAR

                                       PERCENT
                                       OF TOTAL
                         NUMBER OF     OPTIONS
                           SHARES     GRANTED TO                          GRANT
                         UNDERLYING   EMPLOYEES    EXERCISE                DATE
                          OPTIONS     IN FISCAL    OR BASE    EXPIRATION PRESENT
          NAME            GRANTED        YEAR    PRICE (S/SH)    DATE    VALUE(1)
          ----           ----------   ---------- ------------ ---------- --------
Peter van Voorst Vader..  150,000(2)     33.7%      $3 1/4(2)  3/19/01   $
                           17,500                   $3 1/4      6/6/02   $
Rogerio Carlos Lamim
 Braz...................  120,000(2)     24.1%      $3 1/4(2)  3/19/01   $

--------
(1) The fair value of each option grant is estimated on the date of grant using the Black Scholes option pricing model with the following weighted average assumptions used for grants in 1997; risk free interest rate of 6.35%; no expected dividend yield; expected lives of 5 years; and expected stock price volatility of 76%.

(2) Represents options granted in 1996 that were repriced in 1997. See "Report on Option Repricing."

  Set forth below is further information with respect to unexercised options held by the Company's executive officers to purchase the Company's Common
Stock:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                         NUMBER OF              NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED
                          SHARES                SECURITIES UNDERLYING            IN-THE-MONEY OPTIONS
                         ACQUIRED           OPTIONS AT DECEMBER 31, 1997         AT DECEMBER 31, 1997
                            ON      VALUE   --------------------------------   -------------------------
          NAME           EXERCISE  REALIZED  EXERCISABLE      UNEXERCISABLE    EXERCISABLE UNEXERCISABLE
          ----           --------- -------- --------------   ---------------   ----------- -------------
Peter van Voorst Vader..    --       --              135,000           50,000      --           --
Rogerio Carlos Lamim
 Braz...................    --       --               60,000           60,000      --           --
Marcos Bastos Rocha.....    --       --               15,000           20,000      --           --

REPORT ON OPTION REPRICING

  Grants of options to acquire shares of the Company's Common Stock are utilized by the Company as an employment incentive to recruit and retain persons necessary for the development and financial success of the Company. In June 1997, as a result of the decrease in the market price of the Company's Common Stock during the preceding 12 months and recognizing that previously granted stock options had lost much of their value in motivating employees (including the named executive officers) to remain with the Company and share in its overall financial goals, the Board approved the repricing of 385,000 options, including 305,000 options granted to the named executive officers ("Old Options"). Such repricing was effected by granting new options ("New Options") at an exercise price of $3.25 per share, which was the fair market value of the Company's Common Stock on June 6, 1997, in exchange for the Old Options, whose respective exercise prices ranged from $4.81 to $5.16 per share. The New Options are identical in all respects to the Old Options but for exercise price. By repricing the Old Options, the Company intended to reward key employees who held Old Options, including the named executive officers, for their contributions to the Company.

  The following table summarizes all repricings of options held by any executive officer of the Company during the Company's last ten years:

                           TEN-YEAR OPTION REPRICING

                                                                                        LENGTH OF
                                                          MARKET                         ORIGINAL
                                    NUMBER OF             PRICE     EXERCISE           OPTION TERM
                                   SECURITIES            OF STOCK   PRICE AT           REMAINING AT
                                   UNDERLYING            AT TIME     TIME OF             DATE OF
                           DATE      OPTIONS     NEW    OF REPRIC-  REPRICING   NEW     REPRICING
NAME AND                    OF     REPRICED OR  # OF      ING OR    OR AMEND- EXERCISE OR AMENDMENT
POSITION                 REPRICING AMENDED(#)  OPTIONS AMENDMENT($)  MENT($)  PRICE($)   (MONTHS)
--------                 --------- ----------- ------- ------------ --------- -------- ------------
Peter van Voorst Vader..  6/6/97     150,000   150,000    $3.25       $5.16    $3.25        45
Chief Executive Officer
Rogerio Carlos Lamim
 Braz...................  6/6/97     120,000   120,000    $3.25       $5.16    $3.25        45
President
Marcos Bastos Rocha.....  6/6/97      35,000    35,000    $3.25       $4.81    $3.25        46
Vice President--Finance

EMPLOYMENT AGREEMENTS

  Mr. van Voorst Vader is party to an employment agreement with the Company, which commenced on March 19, 1996 and is scheduled to expire in June 1999, which calls for him to serve as the Company's Chief Executive Officer at a current salary of $120,000 per annum, with provision for annual bonuses based upon future results of operations, in such amounts, if any, as may be determined from time to time at the discretion of the Board.

  Mr. Braz also entered into an employment agreement with the Company on March 19, 1996, which calls for him to serve as the Company's President and Chief Operating Officer through June 1999 at a current salary of $198,000 per annum. The agreement also provides that Mr. Braz may receive annual bonuses based upon future results of operations, the amounts, if any, to be determined at the discretion of the Board.

  Mr. Rego (see "Election of Directors--Identification of Executive Officers") is a party to an employment agreement with the Company that affords him current compensation of $124,800 per annum. This employment agreement, which commenced on February 8, 1998 and is scheduled to expire on February 1, 2001 contains a discretionary bonus provision substantially identical to those contained in the respective employment agreements of Messrs. van Voorst Vader and Braz. In addition, Mr. Rego received options to acquire an aggregate of 15,000 shares of the Company's Common Stock, exercisable on a cumulative basis to the extent of 5,000 shares on February 8, 1999, 2000 and 2001, respectively. The exercise price of these options, which will expire on the earlier of February 1, 2002, or the termination of Mr. Rego's employment, was $3.25 (the market price of the Company's Common Stock on February 8, 1998).

                        CHANGE OF CONTROL ARRANGEMENTS

  The employment arrangements between the Company and each of its three executive officers provide that if the Company terminates the employment of any of them, other than for cause, following a change of control, or any such person voluntarily terminates such employment within 180 days subsequent to a change of control, the Company shall be obligated to pay to such person an amount of money equal to 2.9 times his base amount (a term defined in the Internal Revenue Code of 1986, as amended (the "Code"), which essentially is such person's annualized compensation).

  Further, all options, warrants and other rights to acquire securities of the Company theretofore granted by the Company to any such persons and outstanding upon a change of control shall fully vest and become immediately exercisable thereupon.

  Change of control is defined under the aforementioned employment arrangements as either (i) the acquisition by a person or group of persons acting in concert of 20% or more beneficial ownership of the Company's Common Stock or (ii) the commencement or announcement of an intention to make a tender or exchange offer for 30% or more beneficial ownership of the Company's Common Stock or (iii) the acquisition by a person or group of persons acting in concert of 10% or more beneficial ownership of the Company's Common Stock, when such person's ownership interest is deemed by the Board to have a material adverse impact on the business or prospects of the Company.

  The Stockholders' Agreement, among other matters, affords AIGLAEP and certain of its transferees the right to designate one member of the Board. AIGLAEP also is afforded the right to nominate additional directors which, under certain circumstances, may enable AIGLAEP to designate directors constituting a majority of the Board (through an expansion of the Board and the filling of vacancies created by the resignation of certain directors serving at such time) if the Company does not attain certain operating goals. The Stockholders' Agreement requires the Management Group to take any and all action, including voting their respective shares of Common Stock, to cause the nominee(s) designated by AIGLAEP to be elected to the Board. See "Security Ownership of Certain Beneficial Owners and Management--Stockholders' Agreement."

REPORT ON EXECUTIVE COMPENSATION

  The Company has a compensation committee charged with reviewing and recommending to the Board compensation programs for the Company's executive officers. See "Election of Directors--Information Concerning the Board."

 Compensation Philosophy

  The Company believes that executive compensation should:

    . provide motivation to achieve goals by tying executive compensation to Company performance, as well as affording recognition of individual performance.

    . provide compensation reasonably comparable to that offered by other companies in a similar industry, and

    . align the interests of executive officers with the long-term interests of the Company's stockholders through the award of equity purchase opportunities.

  The Company's compensation plan is designed to encourage and balance the attainment of short-term operational goals, as well as the implementation and realization of long-term strategic initiatives. As greater responsibilities are assumed by an executive officers, a larger portion of compensation is "at risk."

  This philosophy is intended to apply to all management, including the Company's Chief Executive Officer, Peter van Voorst Vader.

 Compensation Program

  The Company's executive compensation program has two major components: base salary and long-term equity incentives.

  The Company seeks to position total compensation at or near the median levels of other companies in a similar industry in Brazil.

  Individual performance reviews are generally conducted annually. Increases in 1997 were based on an individual's sustained performance and the achievement of the Company's revenue, income and earnings per share goals. The Company does not assign specific weighing factors when measuring performance; rather, subjective judgment and discretion is exercised in light of the Company's overall compensation philosophy.

  Base salary is determined by evaluation individual responsibility and performance.

  The Board believes that executive officers who are in a position to make a substantial contribution to the long-term success of the Company and to build stockholder value should have a significant equity stake in the Company's on-going success. Accordingly, one of the company's principal motivation methods has been the award of stock options. In addition to financial benefits to executive officers, if the price of the Company's Common Stock during the term of any such option increases beyond such options exercise price, the program also creates an incentive for executive officers to remain with the Company since options generally vest and become exercisable over several years and the first increment is not exercisable until one year after the date of grant.

 Chief Executive Officer Compensation

  Peter van Voorst Vader's compensation is determined substantially in conformity with the compensation philosophy, discussed above, that is applicable to all of the Company's executive officers. Performance is measured against predefined financial, operational and strategic objectives.

  In establishing Mr. van Voorst Vader's base salary, the Board took into account both corporate and individual achievements.

  Mr. van Voorst Vader's performance objectives included quantitative goals related to increasing revenues and earnings per share. His goals also included significant qualitative objectives such as evaluating acquisition opportunities.

  In measuring Mr. van Voorst Vader's performance against these goals, the Board took note of the fact that Venbo's system-wide sales for the year ended December 31, 1997 reflected approximate increases of 12% and 25% over 1996 and 1995 levels, respectively. Note was also taken of the quarter to quarter reduction in 1997 operating losses. In addition, under Mr. van Voorst Vader's leadership, the Company increased its total points of sale from 78 in April 1996, when Mr. Van Voorst Vader became the Company's Chief Executive Officer, to 148 at the end of 1997, thereby positioning the Company as the second largest hamburger fast food restaurant chain in Brazil in terms of revenues.

 Tax Considerations

  Section 162(m) of the Code generally limits the deductibility of compensation in excess of $1 million paid to the chief executive officer and the four most highly compensated officers. Certain performance-based compensation is excluded by Section 162(m)(4)(C) of the Code in determining whether the $1 million cap applies. Currently, the total compensation, including salary, bonuses and excludable stock options for any of the named executives does not exceed this limit. If in the future this regulation becomes applicable to the Company, the Board will not necessarily limit executive compensation to that which is deductible, but will consider alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its overall compensation objectives and philosophy.

 Summary

  The Board, through its Compensation Committee, will continue to review the Company's compensation programs to assure such programs are consistent with the objective of increasing stockholder value.

                            THE BOARD OF DIRECTORS

                       OMAR CARNEIRO DA CUNHA, CHAIRMAN
                            PETER VAN VOORST VADER
                                  IAN BARNETT
                               LAWRENCE BURSTEIN
                          JOSE RICARDO BOSQUET BOMENY
                          CARLOS GUSTAVO PERRET SIMAS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During the year ended December 31, 1997, the following officers participated in discussions concerning executive officer compensation: Peter van Voorst Vader, Rogerio Carlos Lamim Braz and Marcos Bastos Rocha. Each of the named persons did not participate in discussions concerning his own compensation.

  All options, warrants and other rights to acquire securities of the company held by the Company's directors shall fully vest and become immediately exercisable following a change of control.

PERFORMANCE GRAPH

  The following graphs shows the cumulative total return to stockholders from April 8, 1994 (the date of the Company's initial public offering of its equity securities) through December 31, 1997 with the cumulative total return of the Standard and Poor's 500 Stock Index and the Standard and Poor's Restaurants Index during the same period. This presentation assumes that $100 was invested on April 8, 1994, and that all dividends were reinvested.

                    CUMULATIVE TOTAL RETURN TO STOCKHOLDERS



                             [GRAPH APPEARS HERE]

------------------------------------------------------------------------------
Total Return Analysis
------------------------------------------------------------------------------
                        4/8/94     12/30/94   12/29/95   12/31/96   12/31/97
------------------------------------------------------------------------------
Brazil Fast Food Corp.  $100.00    $100.71    $118.38    $ 82.35    $ 70.59
------------------------------------------------------------------------------
S&P 500                 $100.00    $104.93    $144.31    $177.42    $236.60
------------------------------------------------------------------------------
S&P Restaurants         $100.00    $ 99.46    $149.18    $147.40    $158.27
------------------------------------------------------------------------------

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

  The following table sets forth information as of the Record Date, based on information obtained from the persons named below, with respect to the beneficial ownership of the Company's Common Stock held by (i) each person known by the Company to be the owners of more than 5% of its outstanding shares of Common Stock, (ii) each director and (iii) all executive officers and directors as a group:

                                               AMOUNT AND NATURE    APPROXIMATE
                                                 OF BENEFICIAL      PERCENTAGE
NAME AND ADDRESS                                 OWNERSHIP(1)        OF CLASS
----------------                               -----------------    -----------
AIG Latin America Equity Partners, Ltd. ......     1,765,500(2)       14.05%
 80 Pine Street
 New York, NY 10016
Peter van Voorst Vader........................       587,450(3)        4.72%
 Prudente de Moraes
 1933/703
 Ipanema 22420-043
 Rio de Janeiro, Brazil
Ian S. Barnett................................        46,111              *%
 c/o Heptagon Securities Ltd.
 Broughton House
 6-8 Sackville Street
 London W1X 1DD
 United Kingdom
Lawrence Burstein.............................       393,889(4)        3.17%
 245 Fifth Avenue
 New York, NY 10016
Omar Carneiro da Cunha........................       515,950(5)        4.18%
 c/o Bond Consultoria
   Empresarial S/C Ltda.
 Praia do Flamengo
 200-22o. Andar
 CEP 22210-030
 Rio de Janeiro, Brazil
Jose Ricardo Bosquet Bomeny...................     1,555,000(6)       12.60%
 c/o BigBurger Ltda.
 Rua Lauro Muller
 116/2005
 Rio de Janeiro, Brazil
Carlos Gustavo Perret Simas...................           -0-(7)           *%
 Av. Presidente Wilson
 231-9o
 Rio de Janeiro, Brazil
All executive officers and directors as a          3,163,400(2)-(7)   25.02%
 group (8 persons)............................

--------
*Less than 1%.

(1) As used herein, beneficial ownership means the sole or shared power to vote or direct the voting of a security or the sole or shared power to invest or dispose or direct the investment or disposition of a security. Except as otherwise indicated, all persons named herein have (i) sole voting power and investment power with respect to their shares of the Company's Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of the Company's Common stock. With respect to each stockholder, includes any shares issuable upon exercise of all options and warrants held by such stockholder that are currently exercisable or will become exercisable within 60 days of the Record Date.
(2) Includes options to acquire 8,750 shares issued to Mr. Simas but assigned by him to AIGLAEP. See Note (7) below.
(3) Includes 426,450 shares owned by Shampi Investments A.E.C., ("Shampi"), L.G. Smith Boulevard, Punta Brabo, Oranjstad, Aruba of which Mr. van Voorst Vader is the sole shareholder.
(4) Includes 44,444 shares owned by members of Mr. Burstein's family. Mr. Burstein disclaims any voting or investment power over these shares.
(5) Includes 12,500 shares owned by Bond Consultoria; also includes 453,450 shares owned by Seaview Ventures Group Inc. ("Seaview"), The Creque Building, P.O. Box 116, Road Town, Tortola, British Virgin Islands. Mr. Carneiro da Cunha, together with Mr. van Voorst Vader, are the sole shareholders of Bond Consultoria.
(6) Includes 1,520,000 shares owned by BigBurger of which Mr. Bomeny is a principal shareholder.
(7) Excludes 1,756,750 shares owned by AIGLAEP; also excludes 8,750 options to acquire shares issued to Mr. Simas but assigned by him to AIGLAEP. Mr. Simas, who disclaims voting or investment power over all of these securities, serves as AIGLAEP's designee upon the Company's Board of Directors. See "Election of Directors."

STOCKHOLDERS' AGREEMENT

  The Stockholders' Agreement among AIGLAEP, the Company and the Management Group provides that such persons shall vote their respective shares of the Company's Common Stock to elect as directors of the Company, respectively, two designees of Shampi, two designees of Mr. Burstein and certain other former executive officers and directors of the Company, one designee of BigBurger and one designee of AIGLAEP. See "Change of Control Arrangements."

           COMPLIANCE WITH SECTION 16(A) OF SECURITIES EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% stockholders are required by SEC rule to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no such forms were required for those persons, the Company believes that during the year ended December 31, 1997, all filing requirements applicable to officers, directors and greater than 10% beneficial owners were complied with except that each officer and director (other than Mr. Simas) was not timely in filing monthly report of two transactions, respectively.

                             STOCKHOLDER PROPOSALS

  Stockholder proposals intended to be presented at the Company's 1999 Annual Meeting of Stockholders pursuant to the provisions of Rule 14a-8, promulgated under the Exchange Act, must be received by the Company's offices in Rio de Janeiro, Brazil by January 30, 1999 for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

                             BRAZIL FAST FOOD CORP.
                               PRAIA DO FLAMENGO
                                 200-22O. ANDAR
                                 CEP 22210-030
                             RIO DE JANEIRO, BRAZIL


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Peter van Voorst Vader, Rogerio Carlos Lamim Braz and Lawrence Burstein as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated on the reverse side hereof, all the shares of Common Shares of Brazil Fast Food Corp. ("the Company") held of record by the undersigned on April 17, 1998, at the Annual Meeting of Stockholders to be held on Friday, May 29, 1998 or any adjournment thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                         (To Be Signed on Reverse Side)

-------------------------------------------------------------------------------

                        FOR all nominees                  WITHHOLD
                       listed at right (except            AUTHORITY
                       as marked to the            to vote for all nominees
                       contrary at right)              listed at right          Nominees: Omar Carneiro da Cunha
1.   Election of                                                                          Peter van Voorst Vader
     Directors:              [_]                             [_]                          Ian S. Barnett
                                                                                          Lawrence Burstein
(INSTRUCTION: To withhold authority to vote for any individual                            Jose Ricardo Bosquet
nominee, strike such nominee's name from the list at right)                                   Bomeny
                                                                                          Carlos Gustavo Perret
                                                                                              Simas

                                                  FOR      AGAINST     ABSTAIN
2.   To consider and vote upon a proposal to
     increase the number of shares in the 1992    [_]        [_]         [_]
     Stock Plan from 500,000 to 1,000,000

3.   To consider and vote upon a proposal to
     amend the Company's Certificate of
     Incorporation to increase the number of      [_]        [_]         [_]
     shares of Common Stock authorized
     thereunder from 20,000,000 to
     40,000,000.

4.   To transact such other business as may properly come before the Meeting.

     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE_____________________ DATE ____________________  _________________________ DATE_____________
                                                          Signature If Held Jointly

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.